UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2010

Baron Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-146627	26-0582528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3753 Howard Hughes Pkwy, Suite 135, Las Vegas, Nevada		89169
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(702) 993-7424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2010, the registrant, Baron Energy, Inc. ("Baron") and Capital Financial Media, LLC ("CFM") entered into an agreement ("Agreement") pursuant to which CFM will perform various investor relations, public relations, direct marketing and other related activities for Baron. The Agreement terminates on February 15, 2011. As consideration for the performance of its services, CFM will be issued two million (2,000,000) shares of restricted common stock of Baron, and $150,000, $50,000 of which is a non-refundable deposit payable upon execution of the Agreement. The remaining $100,000 is due and payable one week prior to CFM's initial distribution of an e-mail to CFM's Small Cap Fortunes subscribers. Pursuant to the terms of the Agreement, CFM will distribute one e-mail per week to Small Cap Fortunes subscribers for the first two months of the Agreement, and one e-mail per month for the remainder of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Agreement between Capital Financial Media, LLC and Baron Energy, Inc., dated January 29, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baron Energy, Inc.

February 4, 2010	By:	Michael Maguire

Name: Michael Maguire
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement between Capital Financial Media, LLC and Baron Energy, Inc., dated January 29, 2010